Exhibit 4.4

EXECUTION COPY

SECOND AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

           THIS SECOND AMENDMENT, dated as of May 26, 2000 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (in its capacity as the servicer, the "Servicer" and in its individual capacity, "AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a trust company organized under the laws of the State of New York (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

RECITALS

           WHEREAS, AmeriSource in the ordinary course of its business, generates accounts receivables and related rights and interests and the Seller is authorized from time to time to purchase such accounts receivables and related rights and interests;

           WHEREAS, the Seller also desires, from time to time, to purchase certain accounts receivable and related rights and interests acquired by AmeriSource from certain of its affiliates, which accounts receivable and related rights and interest are generated by such affiliates in the ordinary course of their respective businesses;

           WHEREAS, the Seller further desires that the Buyer cause the Administrative Agent, on behalf of the Buyer and/or the other Owners, from time to time to purchase from the Seller undivided percentage ownership interests in all such receivables (including those generated by certain affiliates of AmeriSource) pursuant to and in accordance with the Receivables Purchase Agreement;

           WHEREAS, subject to the terms and conditions of the Receivables Purchase Agreement, as amended by this Amendment, the Buyer is willing to cause the Administrative Agent, on behalf of the Buyer and/or the other Owners, to purchase from the Seller undivided percentage ownership interests in all such receivables (including those generated by certain affiliates of AmeriSource) pursuant to and in accordance with the Receivables Purchase Agreement, as amended by this Amendment;

           NOW THEREFORE, in consideration of the premises and mutual convenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

           SECTION 1. Amendments to the Recitals in the Receivable Purchase Agreement. The first WHEREAS clause in the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           WHEREAS, AmeriSource, in the ordinary course of its business, generates and acquires certain accounts receivable and related rights and interests from certain of its affiliates.

           SECTION 2. Amendments to Section 1.01 of the Receivables Purchase Agreement.

                      (i) The following new definitions are hereby inserted in Section 1.01 of the Receivables Purchase Agreement in appropriate alphabetical order:

"Affiliate Purchase Agreement" shall mean the Purchase Agreement, dated as of May 26, 2000 by and between each Originator party thereto, as a seller, and AmeriSource, as purchaser, as the same may be from time to time modified, supplemented, amended or otherwise in effect. "AmeriSource Purchase Agreement" shall mean the Purchase Agreement, dated as of May 14, 1999 by and between AmeriSource, as seller, and the Seller, as purchaser, of the Receivables, as the same may be from time to time modified, supplemented, amended or otherwise in effect. "Applicable Originator" shall mean the Originator which generated a specific Receivable (or Receivables).

"Applicable Subservicer" shall mean the Subservicer which is subservicing a specified Receivable (or Receivables).

"JBC" shall mean James Brudnick Company, Inc., a Delaware Corporation.

"JBC Lockbox" shall mean lockbox number 11177 maintained at (or by) Fleet Bank Boston established for the purpose of receiving payments made by Obligors of JBC for subsequent deposit in the JBC Lockbox Account, provided that, if such lockbox shall be subject to Lockbox Servicing Instructions on or before June 30, 2000 (unless such date shall be extended from time to time (but not beyond August 31, 2000) by written consent of the Administrative Agent, which consent may be provided by the Administrative Agent without the consent of any Owner or any other Person), then it shall no longer be the "JBC Lockbox," but rather it shall thereafter be a "Permitted Lockbox" for all purposes hereof.

"JBC Lockbox Account" shall mean demand deposit account number 9398622942 at Fleet Bank Boston established for the purpose of depositing Collections from Obligors of JBC (whether as a transfer from the JBC

Lockbox or otherwise), provided that, if such lockbox account shall be subject to Lockbox Servicing Instructions on or before June 30, 2000 (unless such date shall be extended from time to time (but not beyond August 31, 2000) by written consent of the Administrative Agent, which consent may be provided by the Administrative Agent without the consent of any Owner or any other Person), then it shall no longer be the "JBC Lockbox Account," but rather it shall thereafter be a "Lockbox Account" for all purposes hereof.

"Originator" shall mean AmeriSource and each of its affiliates from time to time listed in Schedule 1 hereto.

                      (ii) The definition of "Delinquency Ratio" is hereby amended by deleting the word "Originator" therein and replacing it with the word "Originators."

                      (iii) The definition of "Eligible Receivable" is hereby amended by deleting clauses (c), (d), (g) and (j) thereof and replacing such clauses, respectively, with the following:

(c) which was originated in connection with the sale of goods or the provision of services by the Applicable Originator in the ordinary course of its business to an Obligor who was approved by the Applicable Originator in accordance with its Credit and Collection Policy, and which Obligor is not an affiliate of the Seller or the Applicable Originator;

(d) which (i) arises from a Contract and has been billed, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Applicable Originator or the Seller under such Contract and (B) does not contain any provision that restricts the ability of the Administrative Agent or an Owner to exercise its rights under this Agreement (or the Purchase Agreements) including, without limitation, the right to review the Contract;

(g) which directs payment thereof to be sent to a Permitted Lockbox or the Concentration Account or, on or prior to June 30, 2000 (unless such date shall be extended from time to time (but not beyond August 31, 2000) by written consent of the Administrative Agent, which consent may be provided by the Administrative Agent without the consent of any Owner or any other Person), in the case of Receivables originated by JBC, to the JBC Lockbox Account;

(j) which has a related Obligor who (i) is not more than 90 days past due on greater than 50% of the aggregate outstanding balance of such Receivable and other receivables generated by the Applicable Originator and (ii) is not the subject of a current Event of Bankruptcy and has not been the subject of an Event of Bankruptcy during the prior 24 months unless otherwise agreed to in writing by the Administrative Agent (acting on behalf of the Owners).

                      (iv) Clause (f) of the definition of "Related Security" is hereby deleted and replaced with the following:

(f) all of the Seller's right, title and interest in and to the Purchase Agreements; and

                      (v) The definitions of "Charge-Off," "Chief Executive Office," "Collections," "Concentration Account," "Contract," "Credit and Collection Policy," "Defaulted Receivable," "Dilution Factors," "Intercreditor Agreement," "Obligor," "Purchase Agreement," "Purchase Documents," "Receivables" and "Responsible Officer" are hereby deleted and replaced, respectively, with the following:

"Charge-Off" shall mean a Receivable (or any portion thereof): (i) which has been identified by the Servicer or the Applicable Originator as uncollectible or (ii) which, in accordance with the Applicable Originator's Credit and Collection Policy, should be written off the Seller's books as uncollectible.

"Chief Executive Office" shall mean, with respect to the Seller, any Originator or the Servicer, the place where the Seller, such Originator or the Servicer, as the case may be, is located, within the meaning of Section 9-103(3)(d), or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's (for the benefit of the Owners) interests in any Receivable.

"Collections" shall mean, for any Receivable as of any date, (i) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by the Seller, the Servicer, the Applicable Subservicer or the Applicable Originator or in a Permitted Lockbox, the JBC Lockbox or the Concentration Account in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable, if any, and all other fees and charges, (ii) cash Proceeds of Related Security with respect to such Receivable, and (iii) all amounts deemed to have been received by the Seller, the Servicer or the Applicable Subservicer as a Collection pursuant to Sections 2.08(c), 2.08(d) or 2.08(f).

"Concentration Account" shall mean the demand depository account identified on Exhibit J hereto maintained by the Permitted Concentration Account Bank pursuant to the Concentration Account Servicing Instructions for the purpose of receiving wire transfer payments made by Obligors and in to which all Collections deposited in Permitted Lockboxes (and related Lockbox Accounts) or the JBC Lockbox (and the JBC Lockbox Account) are transferred or such other demand depositary account as the Administrative Agent and Seller may agree upon from time to time.

"Contract" shall mean a binding contract between an Originator and an Obligor, including any and all instruments, agreements, invoices or other writings, which gives rise to a short-term trade receivable arising from the sale by such Originator of goods or services in the ordinary course of such Originator's business.

"Credit and Collection Policy" shall mean, as applicable, the Servicer's or the Applicable Originator's credit, collection, enforcement, procedure and other policies and practices relating to the Contracts and the Receivables existing on the date hereof as set forth on Exhibit A hereto, as the same may be modified from time to time in compliance with Section 6.04(c) hereof.

"Defaulted Receivable" shall mean a Receivable (i) which has become uncollectible by reason of the Obligor's inability to pay, as determined by the Servicer in accordance with the Applicable Originator's Credit and Collection Policy, (ii) in respect of which an Event of Bankruptcy (without giving effect to the 60-day grace period in clause (b) of such definition) has occurred with respect to the related Obligor or (iii) in respect of which the Obligor is more than 90 days past due, except that portion of the Outstanding Balance thereof which is the subject of a good faith Dispute between the Servicer or the Applicable Originator and the Obligor as to the amount due on the related Contract.

"Dilution Factors" shall mean credits issued for returned or repossessed goods, shortages, pricing adjustments and volume rebates and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations or actual set-offs of an Eligible Government Receivable) that (i) are given to an Obligor in accordance with the Applicable Originator's Credit and Collection Policy and (ii) result in a reduction of such Obligor's payment obligation.

"Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement, dated as of May 26, 2000, among the Guarantor, the Originators, the Seller, the Administrative Agent and Bank of America, N.A., as administrative agent for the lenders named in the Credit Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

"Obligor" shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Seller as assignee thereof pursuant to such Contract.

"Purchase Agreement(s)" shall mean, collectively, (i) the Affiliate Purchase Agreement and (ii) the AmeriSource Purchase Agreement.

"Purchase Documents" shall mean this Agreement, the Purchase Agreements, the Lockbox Servicing Instructions, the Concentration Account Servicing Instructions, the Account Transfer Letters, and such other agreements, documents and instruments entered into and delivered by the Seller, any Originator or the Servicer in connection with the transactions contemplated by this Agreement.

"Receivable" shall mean all indebtedness owed to the Seller by any Obligor (after giving effect to the sale of Receivables by AmeriSource to the Seller (whether such Receivables are generated or acquired by AmeriSource) but without giving effect to any Purchase hereunder by the Buyer at any time) under a Contract, whether or not constituting an account or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods or the rendering of services by the Applicable Originator, all monies due and to become due under such Contract, and including the right to payment of any other obligations of the Obligor with respect thereto, but excluding any amount of sales tax, excise tax or other similar tax or charge incurred in connection with the sale of the goods or services which gave rise to such indebtedness. Notwithstanding the foregoing, once a Receivable has been deemed collected or is repurchased pursuant to Section 2.08(c), 2.08(d), 2.08(e) or 2.08(f) hereof and payment therefor received by the Servicer, it shall no longer constitute a Receivable hereunder.

"Responsible Officer" shall mean, with respect to the Seller, the Servicer or any Originator, the chief executive officer, president, principal financial officer or treasurer of such Person and any other Person designated as a Responsible Officer by any such officers, identified on the List of Responsible Officers attached as Exhibit C hereto (as such list may be amended and supplemented from time to time) and agreed to by the Administrative Agent.

           SECTION 3. Amendments to References to "Credit and Collection Policy". Each reference in the Receivables Purchase Agreement (including, without limitation, in Sections 2.08(c), 4.01(a), 4.05, 4.07(b), 4.07(c), 5.02(e), 5.03(j), 6.02(a), 6.03(k), 6.04(a), 6.04(c), 9.07 and 9.14 thereof) to "AmeriSource's Credit and Collection Policy" and "its Credit and Collection Policy" is hereby deleted and replaced with a reference to "the Applicable Originator's Credit and Collection Policy," provided that the amendment contained in this Section 3 shall not apply to the first such reference in Section 6.04(c) of the Receivables Purchase Agreement.

           SECTION 4. Amendment to Section 3.03(g) of the Receivables Purchase Agreement. Section 3.03(g) of the Receivables Purchase Agreement is hereby amended by inserting the following new clause (iii) immediately before the semi-colon:

or (iii) in the case of JBC (but without limiting JBC's right at any time to comply with preceding clause (i) or (ii)), the JBC Lockbox and the related JBC Lockbox Account shall be in operation and administered in accordance (and otherwise in compliance) with this Agreement.

           SECTION 5. Amendment to Section 4.02 of the Receivables Purchase Agreement. Section 4.02 of the Receivables Purchase Agreement is hereby amended by deleting the word "Subservicer" therein and replacing it with the words "Applicable Subservicer."

           SECTION 6. Amendments to Section 4.03 of the Receivables Purchase Agreement.

                      (i) Section 4.03(a) of the Receivables Purchase Agreement is hereby amended by deleting the first reference to "Seller" therein and replacing it with a reference to "Seller and each Originator."

                      (ii) Section 4.03(c) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

At any time, upon reasonable notice to the Seller, the applicable Originator or the Servicer, each of the Seller, the applicable Originator (at the Servicer's request or direction) or the Servicer, as the case may be, shall permit the Administrative Agent (or such Person as the Administrative Agent may designate), during business hours, to conduct audits or visit and inspect any of its respective properties, to examine the Records, internal controls and procedures maintained by the Seller, the applicable Originator or the Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's, the applicable Originator's or the Servicer's, as the case may be, affairs with its officers, employees and independent accountants. Each of the Seller and the Servicer hereby authorizes (and the Servicer shall cause the applicable Originator to authorize) such officers, employees and independent accountants to discuss with the Administrative Agent (or such Person as the Administrative Agent may designate) the affairs of the Seller, the applicable Originator or the Servicer, as the case may be. The Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses (not to exceed $20,000 annually) incurred by or on behalf of the Owners or the Administrative Agent in connection with the foregoing actions promptly upon receipt of a written invoice therefor; provided, however, following the occurrence of a Termination Event, the Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Owners and the Administrative Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor. Subject to the requirements of applicable laws, each Owner and the Administrative Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Seller, the applicable Originator or the Servicer pursuant to any such audit or visit which is identified by the Seller, the applicable Originator or the Servicer as being confidential at the time the same is delivered to the Administrative Agent or any Owner. Notwithstanding the foregoing, subject to applicable Laws, each of the Seller and the Servicer hereby consents (and the Servicer shall cause the applicable Originator to consent) to the disclosure of any nonpublic information supplied by it to any of the Affected Parties, provided that each such Affected Party shall agree to be bound by this provision or substantially similar confidentiality provisions.

           SECTION 7. Amendment to Section 5.01(d) of the Receivables Purchase Agreement. Section 5.01(d) of the Receivables Purchase Agreement is hereby amended by deleting the portion thereof following the parenthetical therein and replacing it with the following:

, other than the filing of financing statements under the UCC in the jurisdiction of the Seller's Chief Executive Office and of each Originator's Chief Executive Office.

           SECTION 8. Amendment to Section 5.02(i) of the Receivables Purchase Agreement. Section 5.02(i) of the Receivable Purchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

Each Receivable is an obligation of an Obligor arising out of a past, current or future sale or performance by the Applicable Originator, in accordance with the terms of the Contract giving rise to such Receivable.

           SECTION 9. Amendment to Section 5.03(d) of the Receivables Purchase Agreement. Section 5.03(d) of the Receivables Purchase Agreement is hereby amended by deleting the portion thereof following the parenthetical therein and replacing it with the following:

, other than the filing of financing statements under the UCC in the jurisdiction of each Originator's Chief Executive Office and of the Seller's Chief Executive Office.

           SECTION 10. Amendment to Section 6.01(m) of the Receivables Purchase Agreement. Section 6.01(m) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

(m) Compliance with AmeriSource Purchase Agreement. The Seller will enforce all material obligations and undertakings on the part of AmeriSource to be observed and per formed under the AmeriSource Purchase Agreement.

           SECTION 11. Amendments to Section 7.01 of the Receivables Purchase Agreement.

                      (i) Section 7.01(f) of the Receivables Purchase Agreement is hereby amended by (x) deleting each reference to "AmeriSource" therein (other than the last such reference) and replacing it with a reference to "AmeriSource, any Originator" and (y) deleting the last reference to AmeriSource and replacing it with a reference to "AmeriSource, the relevant Originator."

                      (ii) Section 7.01(k) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

(k) an Event of Bankruptcy shall occur with respect to the Seller, the Servicer, any Originator, or the Guarantor; or

                      (iii) Section 7.01(s) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

(s) AmeriSource shall cease to own 100% of the capital stock of the Seller or the Guarantor shall cease to own

(directly or indirectly) 100% of the capital stock of each Originator; or

           SECTION 12. Amendment to Article IX of the Receivables Purchase Agreement. Article IX of the Receivables Purchase Agreement is hereby amended by inserting the following new Section 9.24 immediately after Section 9.23:

9.24 Special Provisions Relating to JBC, the JBC Lockbox, the JBC Lockbox Account; Etc. (a) Without limiting the generality of any other provisions of this Agreement, the Seller acknowledges and agrees that if the Seller is unable or otherwise fails to establish, on or before June 30, 2000 (or such later as may be established from time to time (but not beyond August 31, 2000) by written consent of the Administrative Agent, which consent may be provided by the Administrative Agent without the consent of any Owner or any other Person), one or more Permitted Lockboxes and related Lockbox Accounts for purposes of receiving Collections on Receivables originated by JBC (which Permitted Lockboxes and related Lockbox Accounts may be or include the JBC Lockbox and the JBC Lockbox Account if same are subject to Lockbox Servicing Instructions duly executed by the Seller, a Permitted Lockbox Bank and the Administrative Agent), then from and after July 1, 2000 (or such later date as may be established from time to time (but not beyond August 31, 2000) by written consent of the Administrative Agent, which consent may be provided without the consent of any Owner or any other Person), Receivables originated by JBC (other than such Receivables sold prior to July 1, 2000) shall for purposes of this Agreement not be "Eligible Receivables."

(b) As long as no Permitted Lockbox (and no related Lockbox Account) has been established for purposes of receiving Collections on Receivables originated by JBC, each of the Seller and/or the Servicer (as applicable) represents, warrants and covenants that (i) all Obligors with respect to Receivables originated by JBC shall continue to mail all Collections to the JBC Lockbox Account, (ii) all Collections received in the JBC Lockbox shall be transferred to the JBC Lockbox Account at the same times and in the same manner as Collections received in Permitted Lockboxes, (iii) the JBC Lockbox Account is and shall remain a segregated demand deposit account, (iv) no material funds other than Collections with respect to Receivables originated by JBC are or will be mailed to the JBC Lockbox or deposited in the JBC Lockbox Account and the funds on deposit in the JBC Lockbox Account shall not be commingled with any other material funds of JBC, the Servicer or any other Person, (v) to the fullest extent practicable, each of the JBC Lockbox and the JBC Lockbox Account shall be administered and otherwise treated for purposes hereof as if it were a Permitted Lockbox and a related Lockbox Account, respectively, and (vi) without limiting the generality of the foregoing, it shall take, and it shall use its best efforts to cause others to take, such actions as the Administrative Agent may request to enable the Administrative Agent to exercise exclusive dominion and control over the JBC Lockbox and the JBC Lockbox Account if, at such time, the Administrative Agent is entitled take comparable action in accordance with this Agreement with respect to any Permitted Lockbox or related Lockbox Account.

(c) To the extent (but only to the extent) that anything contained in this Section 9.24 conflicts with or is inconsistent with any other provision of this Agreement in any particular circumstance, then in any such circumstance, this Section 9.24 shall control to the extent (but only to the extent) of such conflict or inconsistency.

           SECTION 13. Guarantor Acknowledgment, Consent and Ratification. By its signature hereto, the Guarantor expressly (i) acknowledges, consents and agrees to all of the terms, conditions and provisions of this Amendment, the "Affiliate Purchase Agreement" and the First Amendment dated as of the date hereof (the "First Amendment") to the "AmeriSource Purchase Agreement" (as such terms are defined in this Amendment) (copies of which have been provided to the Guarantor and its counsel) and (y) ratifies and confirms that, after giving effect to this Amendment, the First Amendment and the Affiliate Purchase Agreement, (A) all of the Guarantor's obligations under or in connection with Article IV-A of the Receivable Purchase Agreement remain in full force and effect and (B) each reference in Article IV-A of the Receivables Purchase Agreement to the "Purchase Documents" (including, without limitation, in the definition of "Guaranteed Obligations") shall mean and be a reference to the "Purchase Documents" (as defined in this Amendment) after giving effect to this Amendment and the First Amendment.

           SECTION 14. Amendments to Exhibits and Schedules.

                      (i) Exhibits A, H and J to the Receivables Purchase Agreement are hereby deleted and replaced with Exhibits A, H and J attached hereto.

                      (ii) Schedule 1 attached hereto is inserted immediately after Exhibit J to the Receivables Purchase Agreement (and the table of contents in the Receivables Purchase Agreement is hereby amended to reflect such insertion).

           SECTION 15. [Intentionally Omitted.]

           SECTION 16. Receivables Purchase Agreement in Full Force and Effect as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

           SECTION 17. Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of:

                      (a) an executed counterpart of this Amendment from each party hereto;

                      (b) A copy of the resolutions of the Board of Directors of each of the Seller, the Servicer and the Guarantor certified as of the date hereof by such Person's secretary or assistant secretary (i) authorizing the execution, delivery and performance of this Amendment and, if applicable, the Affiliate Purchase Agreement and/or the First Amendment to the AmeriSource Purchase Agreement, and the other documents to be delivered by such Person hereunder and thereunder and approving the transactions contemplated hereby and thereby and (ii) certifying that there have been no modifications or amendments to the Certificate of Incorporation or Bylaws of such Person since May 12, 2000;

                      (c) A favorable opinion or opinions of counsel for the Seller, dated the date hereof relating to corporate matters, legality, validity and enforceability of the Purchase Documents (as amended), perfection of the Administrative Agent's undivided ownership interests in the Receivables (for the benefit of the Owners), true sale and non-consolidation (between AmeriSource and the Seller) and such other matters as the Administrative Agent may reasonably request:

                      (d) A favorable opinion or opinions of counsel for the Servicer, dated the date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Documents (as amended), and such other matters as the Administrative Agent may reasonably request;

                      (e) A favorable opinion or opinions of counsel for AmeriSource, dated the date hereof, relating to corporate matters, legality, validity and enforceability of the AmeriSource Purchase Agreement (as amended) and the Affiliate Purchase Agreement, and such other matters as the Administrative Agent may reasonably request;

                      (f) A favorable opinion or opinions of counsel for the Guarantor, dated the date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Documents (as amended), and such other matters as the Administrative Agent may reasonably request;

                      (g) An officer's certificate of each of the Seller, the Servicer and the Guarantor dated the date hereof, executed by a Responsible Officer of each such Person, certifying (as applicable) that (x) the representations and warranties contained in Section 4.03A, 5.01, 5.02 and 5.03 of the Receivables Purchase Agreement are true and correct as if such representations and warranties were made as of the date hereof, both before and after giving effect to this Amendment, the First Amendment to the AmeriSource Purchase Agreement and the Affiliate Purchase Agreement, (y) no Termination Event or Potential Termination Event exists as of the date hereof, both before and after giving effect to this Amendment, the First Amendment to the AmeriSource Purchase Agreement and the Affiliate Purchase Agreement, and (z) no financing statements naming such Person, as Debtor, and covering the Receivables has been filed against such Person (except, (A) in the case of the Servicer, certain financing statements covering the Receivables have been filed by (i) Bank of America, N.A., all of which Receivables have been (and will continue to be) released from such financing statements pursuant to the Intercreditor Agreement) and (ii) the Seller, in its capacity as the buyer, under the AmeriSource Purchase Agreement and (B) in the case of the Seller, certain financing statements covering t the Receivables have been filed by the Administrative Agent (for the benefit of the Owners));

                      (h) An executed copy of the First Amendment to the AmeriSource Purchase Agreement, which amendment shall have become effective in accordance with the terms thereof;

                      (i) An executed copy of the Affiliate Purchase Agreement, which agreement shall have become effective in accordance with the terms thereof;

                      (j) A written report (which may be in the form of a computer file, tape or disc) containing a true and complete list of all Receivables (other than Receivables generated by AmeriSource), identified by the Applicable Originator and then by account number, account name and by aggregate Outstanding Balance of each such Receivable;

                      (k) Copies of proper financing statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller, AmeriSource or any Affiliate thereof;

                      (l) An executed copy of the Amended and Restated Intercreditor Agreement dated as of the date hereof, among the Guarantor, the Originators, the Seller, the Administrative Agent and Bank of America, N.A., (the "Intercreditor Agreement"), which Intercreditor Agreement shall be in form and substance satisfactory to the Administrative Agent and shall have become effective in accordance with the terms thereof, together (if necessary) with duly executed amendments (Form UCC-3) with respect to any and all previously filed UCC-l financing statements which are properly the subject of, or related to, the Intercreditor Agreement;

                      (m) An executed copy of the Fourth Amendment and Consent, dated as of the date hereof, to the Asset Purchase Agreement; and

                      (n) Such other documents as the Buyer or the Administative Agent shall reasonably request.

           SECTION 18. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

           SECTION 19. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

                      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

DELAWARE FUNDING CORPORATION

By: Morgan Guaranty Trust Company of New
   York, as attorney-in-fact for Delaware
   Funding Corporation

By
   ----------------------------------------
      Name:
      Title:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
   as Administrative Agent

By
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      Name:
      Title:

AMERISOURCE RECEIVABLES FINANCIAL
   CORPORATION, as Seller

By
   ----------------------------------------
      Name:
      Title:

AMERISOURCE CORPORATION, as Servicer

By
   ----------------------------------------
      Name:
      Title:

AMERISOURCE HEALTH CORPORATION, as
   Guarantor

By
   ----------------------------------------
      Name:
      Title:

[Signature Page to Second Amendment to Receivables Purchase Agreement]

EXHIBIT A

to

Receivables Purchase

Agreement

CREDIT AND COLLECTION POLICY

FOR EACH ORIGINATOR

Delivered to the Buyer for further delivery to the Administrative Agent.

EXHIBIT H

to

Receivables Purchase

Agreement

RESPONSIBLE OFFICERS, LOCATION OF RECORDS,

FORMER NAMES AND MERGER, CONSOLIDATION,

BANKRUPTCY INFORMATION.
A.	Responsible Officers of the Seller

	President	R. David Yost
	Vice President	Michael D. DiCandilo
	Vice President & Treasurer	John A. Aberant
	Vice President, General Counsel & Secretary	William D. Sprague
	Assistant Treasurer	Julie Frantz

B.	Responsible Officers of the Servicer

	President & Chief Executive Officer	R. David Yost
	Sr. Vice President & Chief Operating Officer	Kurt J. Hilzinger
	Vice President & Chief Financial Officer	George L. James, III
	Vice President, Chief Information Officer	Denny W. Steele
	Vice President, General Counsel & Secretary	William D. Sprague
	Vice President of Operations	Terry P. Haas
	Vice President, Chief Procurement Officer	Bonnie J. Keith
	Vice President, Controller	Michael D. DiCandilo
	Vice President, Human Resources & Employment Counsel & Assistant Secretary	Eileen C. Clark
	Vice President, Treasurer	John A. Aberant
	Vice President, Sales & Marketing	Thomas P. Connolly
	Vice President	David M. Flowers
	Vice President	Robert W. Meyer
	Assistant Treasurer	M. Curtis Young
	Vice President, Business Development	David M. Senior

C.	Responsible Officers of the Originators

1.	AmeriSource Corporation

	President & Chief Executive Officer	R. David Yost
	Sr. Vice President & Chief Operating Officer	Kurt J. Hilzinger
	Vice President & Chief Financial Officer	George L. James, III
	Vice President, Chief Information Officer	Denny W. Steele
	Vice President, General Counsel & Secretary	William D. Sprague
	Vice President of Operations	Terry P. Haas
	Vice President, Chief Procurement Officer	Bonnie J. Keith
	Vice President, Controller	Michael D. DiCandilo
	Vice President, Human Resources & Employment Counsel & Assistant Secretary	Eileen C. Clark
	Vice President, Treasurer	John A. Aberant
	Vice President, Sales & Marketing	Thomas P. Connolly
	Vice President	David M. Flowers
	Vice President	Robert W. Meyer
	Assistant Treasurer	M. Curtis Young
	Vice President, Business Development	David M. Senior

2.	C.D. Smith Healthcare, Inc.

	President	R. David Yost
	Vice President & Treasurer	George L. James, III
	Vice President & Secretary	William D. Sprague
	Vice President	Delora Jamison

3.	James Brudnick Company, Inc.

	President	R. David Yost
	Vice President & Treasurer	George L. James, III
	Vice President & Secretary	William D. Sprague
	Vice President	Delora Jamison
	Vice President	James Nagle

D.	Location of Offices at which Records are Maintained

1.	Birmingham, AL

AmeriSource Corporation Birmingham Division 172 Cahaba Valley Parkway Pelham, AL 35124

2.	Columbus, 0H

AmeriSource Corporation Columbus Division 1200 E. Fifth Avenue Columbus, Ohio 43219

3.	Dallas, TX

AmeriSource Corporation Dallas Division 1229 Avenue R Grand Prairie, TX 75050

4.	Idaho Falls, ID

AmeriSource Corporation Idaho Falls Division 935 Lincoln Road Idaho Falls, ID 83401

5.	Johnson City, TN

AmeriSource Corporation Johnson City Division 410 Princeton Road Johnson City, TN 37601

6.	Joplin, MO

AmeriSource Corporation Joplin Division 5th and Grand Joplin, MO 64801

7.	Los Angeles

AmeriSource Corporation Los Angeles Division 11010 Hoplins Street, Unit C Mira Loma, CA 91752

8.	Louisville, KY

AmeriSource Corporation Louisville Division 244 E. Woodlawn Avenue Louisville, KY 40214

9.	Lynchburg, VA

AmeriSource Corporation Lynchburg Division 9221 Timberlake Road Lynchburg, VA 24502

10.	Minneapolis, MN

AmeriSource Corporation Minneapolis Division 6810 Shady Oak Road Eden Prairie, MN 55344

11.	Mishawaka, IN

AmeriSource Corporation Mishawaka Division 1655 E. 12th Street Mishawaka, IN 46544

12.	Orlando, FL

AmeriSource Corporation Orlando Division 2100 Directors Row Orlando, FL 32809-6234

13.	Paducah, KY

AmeriSource Corporation Paducah Division 322 N. 3rd Street Paducah, KY 42001

14.	Phoenix, AZ

AmeriSource Corporation Phoenix Division 107 S. 41st Avenue Phoenix, AZ 85009

15.	Portland, OR

AmeriSource Corporation Portland Division 10151 S.E. Jennifer Street Clackamas, OR 97015

16.	Springfield, MA

AmeriSource Corporation Springfield Division 570 Cottage Street Springfield, MA 01104

17.	Sacramento, CA

AmeriSource Corporation Sacramento Division 3910 Seaport Blvd. W. Sacramento, CA 95691

18.	Thorofare, NJ

AmeriSource Corporation Thorofare Division 100 Friars Lane Thorofare, NJ 08086

19.	Toledo, OH

AmeriSource Corporation Toledo Division 3145 Nebraska Avenue Toledo, OH 43607

20.	Rita Ann Distributors

901 Curtain Avenue Baltimore, MD 21218

21.	St. Joseph, MO

C.D. Smith Healthcare, Inc. 3907 S. 48 Street St. Joseph, MO 64503

22.	Malden, MA

James Brudnick Company, Inc. 219 Medford Street Malden, MA 02148

E.	Former Names of the Seller

None.

F.	Information on Mergers, Consolidation and Bankruptcy Relating to the Seller

None.

EXHIBIT J

to

Receivables Purchase Agreement

PERMITTED LOCKBOX BANKS, LOCKBOX ACCOUNT NUMBERS,

PERMITTED LOCKBOXES, PERMITTED CONCENTRATION

ACCOUNT BANK AND CONCENTRATION ACCOUNT NUMBER

See Below.

SCHEDULE 1

to

Receivables Purchase

Agreement

LIST OF ORIGINATORS

AmeriSource Corporation

C.D. Smith Healthcare, Inc.

James Brudnick Company, Inc.